EXHIBIT II
                                              to Merger Agreement













                 CONTRIBUTION AND ASSUMPTION AGREEMENT



                    Dated as of             , 1995


                                Between


                          UNITED STATES TRUST
                          COMPANY OF NEW YORK


                                  and


                             [NEW TRUSTCO]

                                                                1
                 CONTRIBUTION AND ASSUMPTION AGREEMENT



               CONTRIBUTION AND ASSUMPTION AGREEMENT dated as of
                , 1995 (the "Agreement" or "Contribution
     Agreement"), between UNITED STATES TRUST COMPANY OF NEW YORK, a New York State chartered bank and trust company (including any successor by merger, "USTNY"), and [NEW TRUSTCO], a New York State chartered bank and trust company and a wholly owned subsidiary of USTNY ("New Trustco").


                               RECITALS


               WHEREAS, U.S. Trust Corporation, a New York corporation (the "Company"), of which USTNY is a wholly owned subsidiary and The Chase Manhattan Corporation, a Delaware corporation ("CMC") have entered into an Agreement and Plan of Merger, dated as of November 17, 1994 (the "Merger Agreement"), providing for the Merger (as defined in the Merger Agreement) of the Company with and into CMC, with the CMC as the surviving corporation;

               WHEREAS, immediately prior to the Effective Time (as defined in Section 1.3 of the Merger Agreement), subject to the satisfaction or waiver of the conditions set forth in
     Article VI of this Contribution Agreement and the consummation of the transactions contemplated hereby,
     (i) the Board of Trustees of USTNY expects to distribute as a dividend to the Company all of the outstanding shares of Common Stock (the "New Trustco Common Stock"), par value $1.00 per share, of New Trustco (the "New Trustco Spin-Off"), (ii) the Board of Directors of the Company expects to contribute the New Trustco Common Stock and certain other assets of the Company to [NEW HOLDINGS], a New York corporation ("New Holdings"), which will be a newly formed wholly owned subsidiary of the Company, and (iii) the Board of Directors of the Company expects, following the contribution of the New Trustco Common Stock to New Holdings, to distribute as a dividend to the holders of Common Stock of the Company, par value $1.00 per share (the "Company Common Stock"), on a pro rata basis, all of the then outstanding shares of Common Stock (the "New Holdings Common Stock"), par value $1.00 per share, of New Holdings (the "New Holdings Spin-Off" and, together with the New Trustco Spin-Off, the "Spin-Offs"); and

               WHEREAS, the purpose of the Spin-Offs is to make possible the Merger by divesting the Company of all businesses and operations other than the Retained Business (as defined in the Merger Agreement). This Contribution Agreement provides for the transfer to, and assumption by, New Trustco, in anticipation of the New Trustco Spin-Off, of the businesses, assets and liabilities of USTNY other than the Processing Business and the Related Back Office and the

                                                                2
     assets and liabilities relating thereto (the
     "Contribution"), and sets forth certain agreements between USTNY and New Trustco in respect thereof.

               NOW, THEREFORE, in consideration of the premises, and of the respective representations, warranties, covenants and agreements set forth herein, the parties hereto hereby agree as follows:


                               ARTICLE I
                              Definitions

               SECTION 1.1. Definitions. For purposes of this Agreement, the terms defined in the recitals hereto shall have the meanings assigned to them in such recitals, and the following terms shall have the meanings set forth below:

               "Abandoned Property" shall mean any funds or securities which are payable or deliverable to third parties in connection with USTNY's activities as trustee, custodian, paying agent or in a similar capacity, and which have become "abandoned property" within the meaning of the New York Abandoned Property Law or other applicable Federal or state laws (regardless of whether such property has been delivered by USTNY to any governmental authority entitled to or responsible for abandoned property).

               "Accounting Principles" shall mean the accounting principles set forth on Schedule 1.1A hereto.

               "Acquired Assets" shall have the meaning assigned to such term in Section 2.2(a).

               "Acquired Business" shall mean all the businesses of USTNY, including the Asset and Investment Management Business, the Corporate Trust and Agency Business and the Private Banking Business, other than the Processing Business and the Related Back Office.

               "Acquired Third-Party Service Agreements" shall mean the third-party services agreements related to the Related Back Office and maintained for, and used predominantly by, the Acquired Business.

               "Adjustment Amount" shall mean the sum of (i) the excess of (A) the aggregate amount of the Statement Liabilities on the Final Processing Balance Sheet over
     (B) the aggregate amount of the Statement Assets (without inclusion of any Eligible Investments or funds to be retained by USTNY at the Closing pursuant to Section 2.7(b)), minus (ii) the MFSC Equity Amount, plus (iii) the Computer Lease Adjustment Amount, plus (iv) the Retained Bank Plans Amount, plus (v) the Real Property Transfer Tax Amount, plus (vi) the Transition Bonus Amount, plus
     (vii) the Post-Retirement Benefit Adjustment Amount, plus
     (viii) the Put Adjustment Amount.

                                                                3
               "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

               "Anticipation Advances" shall have the meaning assigned to such term in Section 2.2(b).

               "Asset and Investment Management Business" shall mean the asset and investment management business of USTNY and its Affiliates ("AIM"), as conducted in the case of USTNY by its Asset Management Group, which consists of administration of personal and family trusts and estates, estate planning services, providing special fiduciary services, broker-dealer services, custody services with respect to assets managed by AIM, providing tax and financial counseling and acting as a discretionary trustee or an investment manager for stocks, bonds, separately managed or pooled accounts, common trust funds and other financial assets for individuals and entities including without limitation, mutual funds, institutions and employee benefit plans.

               "Asset Management System" shall mean the computer software (including all source and object codes, manuals and related documentation) comprising the core trust and custody software system utilized by USTNY in the Processing Business and its other businesses, which system is owned by Financial Technologies International, L.P. The Asset Management System includes both the AMS/Open Product (consisting of the (i) AMS/Open Customer Information System Product,
     (ii) AMS/Open Access Security Product, (iii) Investor Information Workbench Product, (iv) Administrators Information Workbench Product and (v) Global Securities Industry Relational Data Model) and the AMS/1 System.

               "Asset Management System Agreements" shall mean any and all agreements with Financial Technologies International L.P. ("FTI") or any third party relating to the Asset Management System, including (i) the letter agreement between FTI and USTNY dated August 29, 1994, relating to the AMS/1 system, (ii) the letter agreement, between FTI and USTNY dated August 29, 1994, relating to the AMS/Open Product, and (iii) the Demonstration and Licensing Agreement dated August 29, 1994, between FTI and USTNY.

               "Assumed Liabilities" shall have the meaning assigned to such term in Section 2.3(a).

               "Assumption Agreement" shall mean an assumption agreement in the form of Exhibit A, pursuant to which New
     Trustco confirms its assumption of, and agreement to pay, perform and discharge, the Assumed Liabilities.

               "Bank Processing Services" shall mean loan processing services, deposit processing services, check processing services, payments processing services, cash management processing

                                                                4
     services, electronic funds transfer services, ATM switching and settlement services, related bank records and retrieval services, and other related processing services.

               "Book Value" shall mean, with respect to any asset or liability, the dollar amount thereof reflected in the accounting records of USTNY. The Book Value of any item shall be determined as of the Closing Date after adjustments made by USTNY for suspense items, unposted debits and credits and other similar adjustments or corrections. Without limiting the foregoing, the Book Value of (i) a Retained Liability shall include all accrued and unpaid interest thereon as of the Closing Date, (ii) an overdraft or loan shall reflect adjustments for accrued but unpaid interest, (iii) a Retained Asset that is a financial asset shall not include adjustments for reserves in the accounting records of USTNY, and (iv) any other Retained Asset shall be reflected net of applicable depreciation and amortization.

               "Broadway Lease" shall mean the Lease Agreement dated as of June 20, 1980, as amended, between New York Equities, Inc., as Lessor, and USTNY, as Lessee, relating to space in the building located at 770 Broadway, New York, New York.

               "Broadway Lease Put" shall mean the letter agreement dated November 8, 1994, between New York Equities
     Company and USTNY relating to the potential subletting, at the option of USTNY, to New York Equities Company of certain floors covered by the Broadway Lease.

               "Broadway Sublease" shall mean a sublease between USTNY as sublessor, and New Trustco as sublessee, relating to portions of the premises at 770 Broadway, New York, New York, to be entered into on substantially the terms set forth on the Term Sheet attached as Exhibit C.

               "Business Day" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City.

               "Capital Notes" shall mean the 8-1/2% Capital
     Notes due 2001 of USTNY.

               "Closing" shall mean the closing hereunder of the assignment and transfer of the Acquired Assets and the transfer and assumption of the Assumed Liabilities.

               "Closing Date" shall mean the date on which the Closing occurs.

               "CMB" shall mean The Chase Manhattan Bank
     (National Association), a national banking association and a wholly-owned subsidiary of CMC.

               "CMC" shall have the meaning assigned to such term in the Recitals hereof.

                                                                5
               "Company" shall have the meaning assigned to such term in the Recitals hereof.

               "Company Common Stock" shall have the meaning assigned to such term in the Recitals hereof.

               "Computer Lease" shall mean any lease under which USTNY is the lessee of data processing equipment or computer hardware used solely or predominantly to support, or reasonably necessary to the conduct of, the Processing Business and the Related Back Office. Any lease or licensing agreement for system or application software that is hard-coded into such equipment or computer hardware shall constitute a Computer Lease.

               "Computer Lease Adjustment Amount" shall mean the product of (x) the aggregate termination payments that would be required to be made to the lessors under the Computer Leases listed on Schedule 1.1B if such leases were terminated effective as of the Closing Date, determined in each case by agreement of New Trustco and CMC in accordance with the terms of the relevant lease multiplied by (y) 0.585.

               "Contracts" shall have the meaning assigned to such term in Section 2.2(b).

               "Contribution" shall have the meaning assigned to such term in the Recitals hereof.

               "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

               "Corporate Trust and Agency Business" shall mean the corporate trust and agency business of USTNY and its Affiliates, which consists of acting as trustee for the holders of interests representing obligations under bonds, debentures, leases, structured obligations, derivative and asset-backed securities, and voting trusts, acting as registrar, tender agent, voting trustee, solicitation agent, drawing agent, authenticating agent, warrant agent, paying agent, issuing agent, depositary or exchange agent for cash, securities or other property (other than Registered Investment Company securities), acting as fiscal agent under public bond resolutions, acting as an escrow agent, transfer agent or collateral agent for public and private corporations, partnerships (but not Registered Investment Companies) and municipalities and acting as bond immobilization agent.

               "Customer Agreements" shall mean any contracts, agreements, trusts, indentures, arrangements and other understandings between USTNY and any Customer, including any indirect arrangement under which an Affiliate of USTNY has appointed USTNY to act as subcustodian, sub-agent or in a similar capacity, pursuant to which the Processing Business renders Processing Services to such Customers.

                                                                6
               "Customers" shall mean the customers and clients (other than Excluded Customers) of the Processing Business in their capacity as such. Without limiting the foregoing, the term "Customers" includes, in the case of the UIT Business, Unit Trusts and sponsors of Unit Trusts; in the case of the MFS Business, Investment Companies and Investment Company sponsors and managers; and in the case of the IAS Business, insurance companies, banks, limited partnerships, endowments, foundations and pension, retirement and benefit plans. Notwithstanding anything to the contrary contained in this Agreement, except to the extent specified on Schedule 1.1C, neither the Company nor any subsidiary of the Company shall be deemed to be a Customer. Each person who has an indirect customer or client relationship with the Processing Business through an Affiliate of USTNY that has appointed USTNY to act as sub-custodian, sub-agent or in a similar capacity, shall be deemed a Customer for purposes hereof and are identified on
     Schedule 1.1C.

               "Data Processing License" shall mean a lease or licensing agreement, and any related support agreements, under which USTNY is the lessee of or has a license to use systems or application software which is used to support, or is reasonably necessary to the conduct of, the UIT Business, the MFS Business or the IAS Business, other than (i) any such lease or licensing agreement that is a Computer Lease and (ii) the Asset Management System Agreements.

               "Delayed Asset" shall have the meaning assigned to such term in Section 2.6(a).

               "Delayed Liability" shall have the meaning assigned to such term in Section 2.6(a).

               "Deposit" shall mean a deposit, as defined in 12
     U.S.C. Section 1813(1), including all uncollected items included in a depositor's balance and credited on the books of USTNY.

               "Distribution Agreement" shall mean the Agreement and Plan of Distribution, substantially in the form of
     Exhibit I to the Merger Agreement, to be entered into among the Company, USTNY, New Holdings and New Trustco, pursuant to which, among other things, the Spin-Offs will be effected.

               "Documents" shall mean this Agreement, the Assumption Agreement, the Merger Agreement, the Distribution
     Agreement, the Post-Closing Covenants Agreement, the Tax
     Allocation Agreement, the Services Agreement, the
     Forty-Seventh Street Lease Assignment, the Broadway Sublease and the License Agreement.

               "Eligible Investments" shall mean direct obligations of the United States of America having at the Closing Date a remaining term to maturity not in excess of one year.

               "Estimated Balance Sheets" shall mean the Estimated Processing Balance Sheet and the Estimated MFSC
     Balance Sheet.

               "Estimated MFSC Balance Sheet" shall mean a balance sheet prepared by USTNY with respect to the assets and liabilities of MFSC as of the close of business on the day immediately prior to the Closing Date, but giving effect to the transfers of assets of MFSC to New Holdings contemplated by Section 4.2 of the Distribution Agreement. The Estimated MFSC Balance Sheet shall be in the form of Exhibit B and shall be prepared in accordance with the Accounting Principles on the same basis as MFSC's audited balance sheet for its fiscal year ended December 31, 1993 and in accordance with the provisions of Section 2.7.

               "Estimated Processing Balance Sheet" shall mean an estimated balance sheet prepared by USTNY with respect to the Retained Assets and Retained Liabilities of USTNY (to the extent they would appear on a balance sheet prepared in accordance with the Accounting Principles) as of the close of business on the day immediately prior to the Closing Date. The Estimated Processing Balance Sheet shall be in the form of Exhibit B, and shall be prepared in accordance with the provisions of Section 2.7.

               "Excluded Customers" shall mean Lafayette College
     Endowment, Hallmark Cards and Florida Prepaid College
     Program.

               "Federal Funds Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by The Wall Street Journal, Eastern Edition or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day for such transactions received by CMB from three Federal funds brokers of recognized standing selected by it.

               "Final Balance Sheets" shall mean the Final
     Processing Balance Sheet and the Final MFSC Balance Sheet.

               "Final MFSC Balance Sheet" shall mean a balance sheet prepared by USTNY with respect to the assets and liabilities of MFSC as of the close of business on the day immediately prior to the Closing Date, but giving effect to the transfers of assets of MFSC to New Holdings contemplated by Section 4.2 of the Distribution Agreement. The Final MFSC Balance Sheet shall be in the form of Exhibit B and shall be prepared in accordance with the Accounting Principles on the same basis as MFSC's audited balance sheet for its fiscal year ended December 31, 1993 and in accordance with the provisions of Section 2.7.

               "Final Processing Balance Sheet" shall mean a balance sheet prepared by USTNY with respect to the Retained Assets and Retained Liabilities of USTNY (to the extent they would appear on a balance sheet prepared in accordance with the Accounting Principles) as of the close of business on the day immediately prior to the Closing Date. The Final Processing Balance Sheet shall be in the form of Exhibit B, and shall be prepared in accordance with the provisions of
     Section 2.7.

                                                                8
               "Fixtures" shall mean all leasehold improvements, additions and alterations to leasehold premises as of the Closing Date.

               "Float Amount" shall mean the amount, as reflected on the Final Balance Sheets, of any check, draft, payment order or similar item originating from the Processing Business and payable by or drawn upon a Customer account at USTNY that has not, as of the close of business on the day immediately preceding the Closing Date, been paid by or charged against such account.

               "Forty-Seventh Street Lease" shall mean, collectively, the Lease dated as of September 10, 1987, between 46-47 Associates, as Lessor, and USTNY, as Lessee, relating to space at 114 West 47th Street, New York, New York; the Subordination Agreement dated as of September 10, 1987, between USTNY and 1133 Building Corp.; the Right of First Refusal dated as of September 10, 1987, between USTNY and 46-47 Associates; and the Agreement dated as of September 10, 1987, among USTNY, 46-47 Associates and 1155 Office Building Corp.; each agreement heretofore entered into by USTNY relating to or supplementing any of the foregoing; and each amendment, clarification and modification to or under any of the foregoing, all as set forth, or incorporated by reference in Exhibits 10.5, 10.6,
     10.7 and 10.8 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, filed with the SEC.

               "Forty-Seventh Street Lease Assignment" shall mean, collectively, the assignments to New Trustco of, and assumption by New Trustco of, all USTNY's rights, benefits, duties and obligations under the Forty-Seventh Street Lease. The Forty-Seventh Street Lease Assignment shall be in such form as may be agreed to by New Trustco, USTNY and other parties thereto and approved by CMC.

               "Furniture and Equipment" shall mean the furniture and equipment (other than equipment subject to a Computer Lease) owned or (to the extent of the lessee's interest) leased by USTNY as of the Closing Date that, in each case, is currently used in, or is reasonably necessary for the conduct of the Processing Business and Related Back Office.

               "Governmental Entity" shall mean any Federal, state or local government or any court, administrative agency or commission or other governmental authority or agency or self-regulatory agency, domestic or foreign.

               "IAS Business" shall mean the institutional asset services business of USTNY and its Affiliates, as conducted by the Company's Institutional Asset Services Division, which includes master trust and custody services, zero-balance account services conducted for Customers (including Merrill Lynch and Nike), securities processing services, global custody services, on-line accounting and reporting, quantitative analysis, securities lending services, short term money management services related to custody services, investment manager services, rabbi trust services, benefit payment services and portfolio performance evaluation services, in each

                                                                9
     case, provided to corporate employee retirement, pension or benefit funds, 401(k) plans, public funds, endowments and foundations, limited liability companies, group trusts, insurance companies and financial institutions; provided, however, that the IAS Business does not include (i) USTNY's corporate, municipal and employee stock ownership plan trust and agency business, (ii) the business conducted by CTMC Holding Company, an Oregon corporation, and U.S. Trust of the Pacific Northwest, an Oregon corporation, in each case, as described on Schedule 1.1D hereto, or (iii) the business conducted by the Special Fiduciary Division of U.S. Trust of California, as described on Schedule 1.1D hereto, or, in each case, any assets, liabilities, agreements or personnel thereof, or used exclusively therewith, and not of, or reasonably necessary to the conduct of the Processing Business.

               "License Agreement" shall mean a Software License
     Agreement substantially in the form of Exhibit IV to the Merger Agreement.

               "Lien" shall mean any mortgage, lien, pledge, charge, assignment for security purposes or security interest.

               "Liquidation Value" shall mean with respect to any unit of any Eligible Investment at any Business Day, (i) the price at which such unit is sold on such Business Day or at the opening of the market on the next following Business Day or (ii) if such unit is not so sold, the average of the bid price for such unit on that Business Day obtained by CMB from three established dealers on the principal United States inter-dealer market in which such Eligible Investment is regularly traded.

               "Merger Agreement" shall have the meaning assigned to such term in the Recitals hereof.

               "MFS Business" shall mean the mutual funds services business of the Company and its subsidiaries (including MFSC), which includes providing domestic and global custody, transfer agency, fund accounting, funds administration, securities lending and related banking and cash management services to Registered Investment Companies.

               "MFSC" shall mean Mutual Funds Service Company, a
     Delaware corporation and a wholly owned subsidiary of USTNY.

               "MFSC Equity Amount" shall mean the amount of MFSC's net worth as shown as a liability on the Estimated MFSC Balance Sheet and the Final MFSC Balance Sheet, which shall be equal to the excess of (x) the aggregate assets reflected on such balance sheet over (y) the aggregate liabilities reflected on such balance sheet.

               "New Holdings" shall have the meaning assigned to such term in the Recitals hereof.

                                                               10
               "New Holdings Common Stock" shall have the meaning assigned to such term in the Recitals hereof.

               "New Holdings Spin-Off" shall have the meaning assigned to such term in the Recitals hereof.

               "New Trustco" shall have the meaning assigned to such term in the introduction hereof.

               "New Trustco Common Stock" shall have the meaning assigned to such term in the Recitals hereof.

               "New Trustco Documents" shall have the meaning assigned to such term in Section 4.2(b).

               "New Trustco Spin-Off" shall have the meaning assigned to such term in the Recitals hereof.

               "Person" shall mean any natural person,
     corporation, partnership, business trust, joint venture, association, company or government, or any agency or political subdivision thereof.

               "Post-Closing Covenants Agreement" shall mean an agreement among CMC, CMB, the Company, USTNY, New Holdings and New Trustco in the form of Exhibit VI to the Merger Agreement, relating to certain post-closing obligations of the parties thereto.

               "Post-Retirement Benefit Adjustment Amount" shall mean $1,750,000.

               "Private Banking Business" shall mean the private banking business of the Company and its subsidiaries which consists of the provision of a full range of commercial banking and fiduciary services to individuals, families, family offices, partnerships and other entities. Services and products provided by the Private Banking Business include checking accounts, money market accounts, certificates of deposit, secured and unsecured loans, mortgage loans, lines of credit, letters of credit, custody and securities administration services, secured broker loans and cash management services offered to securities industry participants and financial institutions (other than Customers).

               "Processing Business" shall mean the UIT Business, the MFS Business and the IAS Business, collectively.

               "Processing Business Abandoned Property" shall mean Abandoned Property relating to Termination Account
     Liabilities and to other claims arising from accounts of Customers in the Processing Business.

                                                               11
               "Processing Services" shall mean those services which, as of the date hereof, are being regularly and customarily provided to Customers by the UIT Business, the MFS Business and the IAS Business.

               "Put Adjustment Amount" shall mean $250,000.

               "Real Property Transfer Tax Amount" shall mean the product of (i) aggregate amount of New York City real property transfer and real property transfer gains taxes payable by USTNY in connection with the transfer to New Trustco of the Forty-Seventh Street Lease and other leasehold interests as part of the Contribution and in connection with the entry into the Broadway Sublease and
     (ii) 0.585.

               "Registered Investment Company" shall mean an "investment company", as such term is defined in Section 3 of the Investment Company Act of 1940, as amended, which is registered as an investment company with the SEC in accordance with Section 8 of such Act.

               "Related Back Office" shall mean USTNY's Computer Services Division and Securities Services and Trust Operations Division, including the computer equipment, laser printers, bar coding and mailing machines, other furniture, fixtures and equipment, inventory and supplies and other property and assets thereof (but not stationery or other forms or blanks reflecting USTNY's, or any similar name), but not including any furniture, fixtures, equipment or facilities solely related to providing Bank Processing Services.

               "Related Schedules" shall have the meaning assigned to such term in Section 2.7(b).

               "Required Consent" shall mean, with respect to any agreement, lease or contract, any consent, waiver or agreement of any party thereto (other than USTNY) or of any other person that is legally required in order to effect the assignment and transfer thereof to New Trustco, the assumption thereof by New Trustco, and the release therefrom of USTNY, as contemplated hereby. For purposes hereof, a Required Consent may be obtained pursuant to a waiver of consent and release and shall also be deemed to have been obtained if a person party to such agreement, lease or contract agrees to enter into (or enters into) an agreement with New Trustco or an Affiliate of New Trustco (a "Substitute Agreement"), which supersedes, and releases USTNY from, and serves a substantially similar function as, such agreement, lease or contract.

               "Retained Assets" shall have the meaning assigned to such term in Section 2.2(b).

               "Retained Bank Plan Amount" shall mean the sum of the aggregate amounts, determined as of the close of business on the day immediately prior to the Closing Date, of the cash payments (i) required to be made as of or after the Effective Time under the 1986 Stock Option Plan, plus
     (ii) required to pay employer payroll taxes, including the employer's share of FICA and FUTA, due with respect to the payments described in clause (i) above.

                                                               12
               "Retained Employees" shall have the meaning assigned to such term in Section 5.8(a) of the Merger
     Agreement.

               "Retained Liabilities" shall have the meaning assigned to such term in Section 2.3(b).

               "SEC" shall mean the Securities and Exchange
     Commission.

               "September Balance Sheets" shall mean the balance sheets of (i) the Processing Business conducted by USTNY and the Related Back Office and (ii) MFSC, each at September 30,
     1994, set forth as Schedule 1.1E hereto.

               "Services Agreement" shall mean an agreement or agreements between USTNY and New Trustco to be entered into on substantially on the terms set forth in the Services Agreement Term Sheet dated the date of the Merger Agreement and signed for identification purposes on behalf of the Company and CMC.

               "Spin-Offs" shall have the meaning assigned to such term in the Recitals hereof.

               "Statement Assets" shall mean all the assets of the Processing Business and the Related Back Office reflected on the Final Processing Balance Sheet, including the Eligible Investments and funds to be retained by USTNY on the Closing Date.

               "Statement Liabilities" shall mean all the Deposits and other Retained Liabilities which are reflected on the Final Processing Balance Sheet.

               "Substitute Agreement" shall have the meaning assigned to such term in the definition of the term Required
     Consent.

               "Tax Allocation Agreement" shall mean the Tax
     Allocation Agreement, substantially in the form of Exhibit V to the Merger Agreement, to be entered into among the Company, USTNY, New Holdings and CMC.

               "Taxes" shall mean all federal, state, local and foreign income, property, sales, excise and other taxes, tariffs or governmental charges (and all penalties and interest relating thereto) imposed by a governmental authority pursuant to the exercise of its power to tax.

               "Termination Account Liabilities" shall mean
     (i) Deposit liabilities of the Processing Business in respect of units of Unit Trusts which have been redeemed and which are payable upon surrender of the certificates evidencing such units and (ii) similar Deposit liabilities attributable to the UIT Business and reflected in the "termination account" on the books and records of the Processing Business.

                                                               13
               "Transferred Processing Receivables" shall mean all receivables of the Processing Business including receivables relating to advances, claims of payments, extensions of credit, overdrafts and amounts paid on Customer accounts of paying agents, brokers, depositories or other third parties outstanding as of the close of business on the day immediately prior to the Closing Date that, at such time, (i) are subject to any dispute with the Customer that is the account debtor in respect of such receivable,
     (ii) contravene in any material respect any laws, rules or regulations applicable thereto or (iii) have been assigned to a collection agency or are more than 120 days past the date of advance or the date payable.

               "Transition Bonus Amount" shall mean an amount equal to the product of (x) the Company's Share of the Program Cost, multiplied by (y) a fraction equal to 0.68875. For purposes of the foregoing, the "Company's Share of the Program Cost" shall mean an amount equal to the sum of the products, determined separately for each employee who is a Retained Employee at the Effective Time of (i) the amount of the Transition Bonus specified in Schedule 5.8(e) of the Merger Agreement for such employee, multiplied by (ii) a fraction, the numerator of which is the number of days in the period commencing on the date following the date of the Merger Agreement and ending on the Closing Date, and the denominator of which is the number of days in the period commencing on the day following the date of the Merger Agreement and ending on the last day of the period of such employee's Required Service, as specified in Schedule 5.8(e) of the Merger Agreement.

               "UIT Business" shall mean the unit investment trust business of USTNY and its Affiliates, which includes acting as a trustee for Unit Trusts, maintaining custody of securities and investments for Unit Trusts, collecting and distributing to unit holders interest, dividend and principal payments with respect to such securities and investments, processing unit redemptions and transfers, providing reporting services and annual reports for Unit Trusts and providing transfer agency and customer service for certain closed-end bond funds of John Nuveen & Co., Incorporated ("Nuveen").

               "Uncollected Items" shall mean any check, draft, payment order, wire transfer advice, security transfer advice, provisional credit or advance, or similar item that has been delivered to, or received in respect of the Processing Business and Related Back Office as a Deposit on or before the close of business on the day preceding the Closing Date but which at such time is in the process of collection or has not yet settled.

               "Unit Trust" shall mean a "unit investment trust" as such term is defined in Section 4 of the Investment
     Company Act of 1940, as amended.

               "USTNY" shall have the meaning assigned to such term in the introduction hereof.

               "USTNY Documents" shall have the meaning assigned to such term in Section 4.2(a).

                                                               14
               "1986 Stock Option Plan" shall mean the United
     States Trust Company of New York and Affiliated Companies
     1986 Stock Option Plan.

               As used herein, the phrase "close of business on the day immediately prior to the Closing Date" and similar references shall mean 11:59 p.m. on the day immediately prior to the Closing Date.


                              ARTICLE II
         Contribution of Assets and Assumption of Liabilities

               SECTION 2.1. Contribution. Upon the terms and subject to the conditions of this Agreement, USTNY hereby assigns, transfers, conveys and contributes to New Trustco, effective as of the Closing, and New Trustco hereby acquires, effective as of the Closing, all of USTNY's right, title and interest in, to and under the Acquired Assets.

               SECTION 2.2.   Acquired Assets and Retained
     Assets. (a) The term "Acquired Assets" means all the business, properties, assets, goodwill and rights of USTNY of whatever kind and nature, real or personal, tangible or intangible, other than the Retained Assets, owned by USTNY on the Closing Date, including the following:

                      (i)     all assets used or held for use
               primarily in the Acquired Business of USTNY;

                     (ii)     all contracts, agreements,
               mortgages, indentures, escrows, trusts and understandings entered into by USTNY with customers or clients of the Acquired Business relating to such businesses and all rights, claims and benefits in connection therewith, including the right to possession of custodial or trust assets subject thereto;

                    (iii)     all mortgages, loans, overdrafts,
               lines of credit, rights in respect of letters of credit and similar assets of the Acquired Business and all rights in respect of collateral or security (except rights in collateral to the extent that such rights secure any Retained Assets) for any of the foregoing;

                     (iv)     all accrued fees, accrued interest
               or discount, and all accounts receivable
               (including all Transferred Processing
               Receivables), other than those of the Processing
               Business and the Related Back Office reflected on the Final Processing Balance Sheet;

                      (v)     each of the branch offices of
               USTNY, as set forth on Schedule 2.2(a)(v);

                     (vi)     all real property owned by USTNY
               and all rights in, to and under the Forty-Seventh
               Street Lease, the leasehold estate under the Broadway Sublease, and the

                                                               15
               leases listed on Schedule 2.2(a)(vi), and ownership of, and all rights to, all Fixtures in leasehold premises subject to such leases or sublease;

                    (vii)     all monies, cash on hand, funds
               available for investment, investments, securities, securities purchase agreements, swap agreements, forward rate agreements, and derivative agreements of, or held for the account of, USTNY, other than Eligible Investments or funds reflected on the Final Processing Balance Sheet and retained by USTNY pursuant to Section 2.7(b);

                   (viii)     all trademarks, trademark
               registrations, service marks and trade names which contain the words "United States Trust" or "U.S. Trust" and all patents, patent applications, trademarks, trademark registrations, service marks, tradenames, copyrights, or licenses with respect thereto (except for the patents, patent applications and copyrights relating to the USTNY proprietary software referred to in
               Section 2.2(b)(vii)), used or held for use solely or predominantly for the Acquired Business;

                     (ix)     all rights associated with the
               Acquired Third-party Service Agreements;

                      (x)     certain performance measurement
               service agreements listed on Schedule 3.1(q),
               Part II of the Merger Agreement;

                     (xi)     USTNY's right, title and interest
               in all lease and licensing agreements, and related support agreements, with third parties for the use of systems and applications software, and all copies of the software (source code and object code), manuals and related documentation covered by such lease or license agreements, which are in USTNY's possession as of the Closing Date (excluding, however, Data Processing Licenses and Computer Leases);

                    (xii)     notwithstanding anything to the
               contrary in Section 2.2(a)(xi) and
               Section 2.2(b)(vi), USTNY's right, title and interest in all lease and licensing agreements, and related support agreements, with third parties for the use of third party PC software installed on servers, workstations and personal computers which are part of the Acquired Assets, and all copies of the software (source code and object code), manuals and related documentation covered by such lease or license agreements which are in USTNY's possession as of the Closing Date;

                   (xiii)     USTNY's right, title and interest
               in the Asset Management System Agreements and all copies of the Asset Management System in USTNY's possession as of the Closing Date;

                    (xiv)     all equity or debt investments held
               for the account of USTNY in any corporation, joint venture, partnership, trust or other business association, including

                                                               16
               the capital stock and other ownership interests set forth in Schedule 2.2(a)(xv) and all intercompany advances owed to USTNY by Affiliates of USTNY (other than MFSC);

                     (xv)     all rights of USTNY as adviser,
               trustee and sponsor in respect of any mutual fund, common trust fund or collective investment fund sponsored, managed, advised or maintained by USTNY, including USTNY's Short Term Investment Fund and the UST Master Money and Government Funds;

                    (xvi)     all records prepared in connection
               with the Merger contemplated by the Merger
               Agreement or the sale of the Processing Business and Related Back Office, including bids received from other persons and analyses relating to the Processing Business and Related Back Office, and all books of account, general, financial, accounting and personnel records, files, invoices and similar data owned by USTNY relating to the Acquired Business on the Closing Date;

                   (xvii)     all rights relating to the Assumed
               Liabilities;

                  (xviii)     all rights relating to Abandoned
               Property (except Processing Business Abandoned
               Property);

                    (xix)     all financial institution bonds,
               banker's blanket bond, policies of insurance or similar agreements, and all proceeds and rights in respect thereof;

                     (xx)     any special or general reserves or
               reserves maintained on deposit with the Federal
               Reserve System;

                    (xxi)     all recoveries on the charged-off
               portions of loans and receivables, including those of the Processing Business;

                   (xxii)     all collateral posted to secure
               clearing and other contingent obligations with any clearing or similar organization, including the Depository Trust Company of New York;

                  (xxiii)     all fees or accounts receivable of
               the Processing Business and the Related Back
               Office which have been paid on or before the close of business on the day immediately prior to the Closing Date, regardless of whether still in the process of collection and all claims in respect of items received in payment of such fees or accounts receivable; and

                   (xxiv)     all assets identified on Schedule
               2.2(a)(xxiv).

               (b) The term "Retained Assets" means, subject to the provisions of Section 2.6, all the business, properties, assets, goodwill and rights of USTNY of whatever kind and nature, real or personal, tangible or intangible, that are primarily used, or that are held for use in, or are

                                                               17
     reasonably necessary for the conduct by USTNY of, the Processing Business and the Related Back Office on the Closing Date, including the following (but excluding the Acquired Assets specifically identified in Section 2.2(a)):

                      (i)     all Customer Agreements and all
               rights and claims in connection therewith, including the right to possession of custodial or trust assets subject to Customer Agreements;

                     (ii)     all accounts receivable and all
               accrued and unpaid fees under Customer Agreements owed to USTNY on the Closing Date and arising out of the operations of or services performed by the Processing Business, but not the Transferred Processing Receivables;

                    (iii)     all contracts and agreements,
               commitments and all other arrangements that are legally binding on the other parties thereto, whether oral or written ("Contracts") (other than the Asset Management System Agreements, Customer Agreements, Data Processing Licenses and Computer Leases), to which USTNY is a party or by which USTNY is bound, that are referenced in Section 3.1(l) of the Merger Agreement and all other Contracts that relate to the Processing Business or the Related Back Office which are not required to be scheduled pursuant to Section 3.1(l) of the Merger Agreement;

                     (iv)     the Broadway Lease and the Fixtures
               located in the premises covered by the Broadway Lease other than Fixtures located in the premises on the 8th Floor and a portion of the 9th Floor (excluding the cafeteria) covered by the Broadway Sublease;

                      (v)     the Broadway Lease Put;

                     (vi)     the Furniture and Equipment, the
               Computer Leases and the Data Processing Licenses;

                    (vii)     all USTNY proprietary systems and
               application software (including all source and object codes, manuals and related documentation) or licenses or rights of use with respect thereto;


                   (viii)     notwithstanding anything in
               Section 2.2(a)(xi) and Section 2.2(b)(vii),
               USTNY's right, title and interest in all lease and license agreements with third parties for the use of third party PC software installed on servers, workstations and personal computers which are part of the Retained Assets, and all copies of the software (source code and object code), manuals and related documentation covered by such lease or license agreements which is in USTNY's possession as of the Closing Date;

                                                               18
                     (ix)     any and all patents, patent
               applications, trademarks, trademark registrations, service marks, tradenames, copyrights, or licenses with respect thereto used or held for use solely or predominantly for the Processing Business or the Related Back Office, except for any trademarks, trademark registrations, service marks and tradenames which contain the words "United States Trust" or "U.S. Trust";

                      (x)     all overdrafts, loans or other
               extensions of credit made by the Processing
               Business to Customers and outstanding on the Closing Date, including loans and advances made by USTNY to Customers in order to permit the payment of dividends, principal, interest or other amounts payable in respect of securities held in custody prior to the actual receipt of payments from the issuers of or other obligors on such securities ("Anticipation Advances"), but excluding Transferred Processing Receivables;

                     (xi)     all inventory and supplies owned by
               USTNY on the Closing Date that are used or held for use by the Processing Business and the Related Back Office, but not inventory or supplies with respect to which the name "U.S. Trust" or a related name is an integral part;

                    (xii)     all Uncollected Items;

                   (xiii)     all Customer files and records;

                    (xiv)     all books of account, general,
               financial, accounting and personnel records, files, invoices, and other similar data owned by USTNY on the Closing Date maintained at the offices of, or used by, the personnel of the Processing Business and the Related Back Office, or used or held for use by the Processing Business and the Related Back Office;

                     (xv)     all rights relating to Retained
               Liabilities;

                    (xvi)     the portion of FDIC assessments
               prepaid by USTNY and allocable to Deposits associated with the Processing Business;

                   (xvii)     all rights of USTNY under this
               Agreement and the agreements, instruments and certificates delivered in connection with this Agreement;

                  (xviii)     the Related Back Office; and

                    (xix)     to the extent not included in
               clauses (i) through (xviii) above, the Statement Assets, including the Eligible Investments and funds retained by USTNY pursuant to Section 2.7.

                                                               19
               (c) The transfer of the Acquired Assets hereunder is made without recourse to USTNY. No representation is made by USTNY to New Trustco concerning the collectibility, quality, enforceability or fitness of any Acquired Assets.

               (d) USTNY acknowledges that certain Customer Agreements of the IAS Business for Cash Management Services (as defined in the Post-Closing Covenants Agreement) relating to collective investment vehicles that will be maintained or advised by New Trustco are part of the Retained Assets. In each such instance, USTNY and New Trustco shall use its best efforts to have the relevant Customers of the IAS Business enter into agreements with USTNY in order to transfer the money management relationship of such Customers to USTNY.

               SECTION 2.3.   Assumption of Certain Liabilities.
     (a) Upon the terms and subject to the conditions of this Agreement, New Trustco hereby assumes, subject to Section 2.6, effective as of the Closing, and agrees to pay, perform and discharge when due and indemnify USTNY and hold USTNY harmless from and against the Assumed Liabilities. The term "Assumed Liabilities" shall mean all liabilities of USTNY existing on the Closing Date, whether current or long-term, absolute or contingent, matured or unmatured, known or unknown, liquidated or unliquidated, due or to become due, including the following liabilities, other than Retained
     Liabilities:

                      (i)      all liabilities and obligations of
               USTNY, whether matured or unmatured, fixed or contingent, relating to or arising out of the Acquired Business, including all Deposits of such businesses and all liabilities, duties and obligations in respect of indentures, contracts, leases or other agreements with customers or clients of, or other persons dealing with, such businesses;

                     (ii)     all claims, liabilities or
               litigation arising out of any event, occurrence, action or omission taken or occurring prior to the Closing Date by or with respect to USTNY, its officers, directors, Board of Trustees, employees, agents or representatives;

                    (iii)     all obligations in respect of the
               Capital Notes;

                     (iv)     any obligation or liability which
               is attributable to any of the Acquired Assets or any expense arising from the ownership by New
               Trustco of the Acquired Assets;

                      (v)     all liabilities and obligations
               under each Benefit Plan (as defined in the Merger
               Agreement) that is transferred to New Trustco pursuant to Section 2.4;

                     (vi)     any liability in respect of
               Abandoned Property other than Processing Business
               Abandoned Property;

                                                               20
                    (vii)     all fees and expenses of USTNY and
               its subsidiaries incurred on or before the Contribution in connection with the Merger; and

                   (viii)     all duties, obligations and
               liabilities under Customer Agreements and
               Contracts relating to the Processing Business and the Related Back Office that are to be performed or discharged prior to the Closing Date.

               Notwithstanding anything to the contrary in this Agreement, Assumed Liabilities shall not include any liability for Taxes, except as provided in the Tax
     Allocation Agreement.

               (b) At all times at and after the Closing, USTNY will, subject to Section 2.6, retain and be solely responsible for, and USTNY hereby agrees to pay, perform and, discharge when due, and indemnify New Trustco and hold New Trustco harmless from and against, the Retained Liabilities. The term "Retained Liabilities" shall mean the following:

                      (i)     all Deposits arising from the
               Processing Business, including Termination Account Liabilities and other Deposit liabilities relating to Processing Business Abandoned Property and Deposits relating to Uncollected Items, but only to the extent reflected on the Final Processing Balance Sheet;

                     (ii)     all liabilities to trade creditors
               and accounts payable of the Processing Business and the Related Back Office, but only to the extent fully liquidated and reflected on the Final Processing Balance Sheet;

                    (iii)     all duties, obligations and
               liabilities under Customer Agreements relating to the Processing Business, but not any liability for defaults or damages arising before the Closing
               Date;

                     (iv)     all duties, obligations and
               liabilities under Contracts relating to the Processing Business and the Related Back Office, but not any liability for defaults or damages arising before the Closing Date;

                      (v)     (A) all liabilities and obligations
               for amounts required to be paid as of or after the Effective Time under the terms of the 1986 Stock Option Plan and employer payroll taxes due with respect to such amounts, but not in excess of the Retained Bank Plan Amount, and (B) all liabilities and obligations for amounts payable under the Transition Bonus Program (as defined in the Merger Agreement) maintained by USTNY;

                     (vi)     all obligations and duties as
               lessee under the Broadway Lease, but not any liability for defaults or damages arising before the Closing Date;

                    (vii)     escheatment obligations relating to
               Processing Business Abandoned Property; and

                                                               21
                   (viii)     to the extent not included in (i)
               through (vii) above, the Statement Liabilities.

               Notwithstanding anything to the contrary in this Agreement, Retained Liabilities shall not include any liability for Taxes, except as provided in the Tax
     Allocation Agreement.

               SECTION 2.4.   Benefit Plans; Employee Matters.
     (a) Effective as of the Closing, USTNY shall transfer each Benefit Plan (as defined in the Merger Agreement) maintained by it, other than any Retained Plan and the Transition Bonus Program (each, as defined in the Merger Agreement), to New Trustco, and New Trustco shall assume and become solely responsible for all liabilities and obligations of USTNY and its Subsidiaries under each of the Benefit Plans so transferred. Effective as of the Closing, each person who immediately prior to the Closing is an employee of USTNY or any of its Affiliates and who will not be a Retained Employee as of the Effective Time as defined in the Merger Agreement, shall become an employee of New Trustco or of any Affiliate of New Trustco designated by it.

               (b) Notwithstanding the definition of "Retained Bank Plan Amount" contained in Section 1.1, it is understood that (i) the cash payments required to be made as of or after the Effective Time under the 1986 Stock Option Plan are payments with respect only to stock options granted under such plan other than any incentive stock options granted under such plan prior to October 27, 1987, and
     (ii) such cash payments will be determined in accordance with the provisions of such plan on the basis of a "Change in Control" being deemed to have occurred thereunder with respect to such stock options (other than any incentive stock options granted under such plan prior to October 27,
     1987) as a result of the Merger.

               SECTION 2.5.   Capital Notes.  Prior to the
     Closing, USTNY shall (i) have all obligations of USTNY in respect of the Capital Notes transferred to and assumed by New Trustco and USTNY irrevocably released and discharged therefrom, effective as of the Closing Date, in accordance with the terms of the indenture governing the Capital Notes or (ii) give an effective notice under such indenture to redeem all the outstanding Capital Notes in accordance with the terms of such indenture and irrevocably deposit with the trustee under such indenture funds sufficient to pay all amounts of principal, premium and accrued interest on the Capital Notes at the stated redemption date.

               SECTION 2.6.   Delayed Assets and Liabilities.
     (a) To the extent that any Required Consent with respect to a contract, agreement, lease or other instrument included in the Acquired Assets has not been obtained on or prior to the Closing Date, such contract, agreement, lease or instrument (a "Delayed Asset") shall not be transferred as an Acquired Asset hereunder, and any related liability (a "Delayed Liability") shall not be assumed by New Trustco as an Assumed Liability hereunder, unless and until such Required Consent has been obtained. Notwithstanding the foregoing, if such a Required Consent to transfer is not obtained, USTNY will reasonably cooperate with New Trustco to attempt to provide to New Trustco the benefits under or of any such Delayed Asset; provided, however, that New Trustco shall assume, pay and perform (and indemnify and hold USTNY harmless from and against) all

                                                               22
     obligations and liabilities relating to such Delayed Asset or Delayed Liability and shall promptly reimburse USTNY for all of its actual costs and expenses (including attorneys' fees and employee salaries and allocable benefits, but not overhead) in connection with any such arrangement.

               (b) At such time and on each occasion after the Closing Date that a Required Consent shall be obtained with respect to a Delayed Asset, such Delayed Asset shall forthwith be transferred and assigned to New Trustco hereunder, and all related Delayed Liabilities shall be simultaneously assumed by New Trustco hereunder, whereupon
     (i) such Delayed Asset shall constitute an Acquired Asset for all purposes hereunder and (ii) such Delayed Liabilities shall constitute Assumed Liabilities for all purposes hereunder.

               SECTION 2.7. Estimated and Final Balance Sheets; Eligible Investment Retention. (a) USTNY shall prepare the Estimated Balance Sheets prior to the Closing. The Estimated Balance Sheets and Final Balance Sheets shall be prepared in accordance with the Accounting Principles in substantially the same format as the September Balance Sheets, and shall set forth, as of the close of business on the day immediately preceding the Closing Date, the assets and liabilities of (i) the Processing Business conducted by USTNY and the Related Back Office, and the Processing Business conducted by MFSC, in each case, recorded at their Book Values; provided, however, that the such balance sheets
     (i) shall reflect Anticipation Advances and Uncollected Items but shall not include any Transferred Processing Receivables, (ii) shall not reflect any amounts in respect of the Computer Lease Adjustment Amount (or the loss on termination of Computer Leases relating thereto), the Put Adjustment Amount, the Retained Bank Plans Amount, the Real Property Transfer Tax Amount, the Transition Bonus Amount, the Post-Retirement Benefit Adjustment Amount or any liabilities in respect of Taxes on income, (iii) shall not reflect the leasehold space (or leasehold improvements in such space) on the 8th Floor and a portion of the 9th Floor covered by the Broadway Sublease and (iv) shall reflect all Eligible Investments to be retained by USTNY pursuant to
     Section 2.7(b) at their Liquidation Values. The Estimated Balance Sheets and the Final Balance Sheets described in paragraph (b) below may reflect reasonable estimates of any items the exact amounts of which are not then known to or reasonably ascertainable to the extent reasonably agreed to by New Trustco and CMC; provided, however, that notes to the Estimated Balance Sheets or the Final Balance Sheets, as the case may be, shall set forth in detail the basis for such estimates.

               (b) Not fewer than three Business Days before the Closing, USTNY shall provide New Trustco and CMC with the Estimated Balance Sheets and drafts of schedules ("Related Schedules") setting forth (i) a listing by series or issue, of the face amount of Eligible Securities, (ii) the Fixtures, Furniture and Equipment, (iii) the equipment subject to Computer Leases, and (iv) all reasonably necessary detail concerning the components of the Adjustment Amount. At the Closing, USTNY shall provide New Trustco and CMC with the Final Balance Sheets and the Related Schedules in the same forms as the Estimated Balance Sheets and estimated Related Schedules and shall transfer to New Trustco all funds, securities, investments, loans and other financial assets owned or held by or for the account of USTNY, other than (i) the funds and Eligible Investments identified by USTNY on the schedule prepared by USTNY

                                                               23
     pursuant to this paragraph (b) of this Section and (ii) such overdrafts or loans as are reflected on the Final Processing Balance Sheet as Statement Assets. Any such transfer of funds to New Trustco by USTNY shall be made pursuant to a wire transfer of immediately available funds.

               (c)  The amount of retained funds plus the
     aggregate Liquidation Value of retained Eligible Assets shall equal the Adjustment Amount.

               (d) The parties recognize that the Statement Assets and Statement Liabilities reflected on the Final Processing Balance Sheet and the amounts of assets and liabilities reflected on the Final MFSC Balance Sheet may not be entirely accurate. As soon as practicable and in any event within five Business Days after the Closing Date, New Trustco shall cause to be prepared (in accordance with the provisions of this Agreement) and provide to USTNY updated Final Balance Sheets and Related Schedules which shall correct the amounts of any estimates utilized in preparing the Final Balance Sheets and correct any bookkeeping errors or omissions discovered after the Closing that affected the Final Balance Sheets or the Related Schedules (such updated balance sheets and schedules being deemed upon delivery to be the Final Balance Sheets and Related Schedules). USTNY and its accountants shall have the right to discuss the preparation of the Final Balance Sheets and Related Schedules with New Trustco and its accountants and shall be allowed access to the work papers used in such preparation. USTNY or New Trustco, as the case may be, shall (except to the extent such party institutes a dispute pursuant to
     Section 8.9), not later than the 50th day after the Closing Date, pay to the other party in immediately available funds an amount equal to the net adjustment, if any, required to be made to the amount of retained funds and Liquidation Value (determined as of the Closing Date in accordance with the definition of such term) of retained Eligible Investments on the basis of such Final Balance Sheets (with such changes therein as USTNY and New Trustco may mutually agree in writing prior to such 50th day), plus interest on such amount for each day during the period from the Closing Date to the date of payment at a rate per annum (calculated on the basis of a 360-day year) equal to the Federal Funds Rate in effect on such day.


                              ARTICLE III
                              The Closing

               SECTION 3.1. Closing Date. The Closing of the sale and transfer of the Acquired Assets and assumption of the Assumed Liabilities shall take place at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York 10019, at 10:00 a.m. on the same date as the closing is to occur under the Merger Agreement.

               SECTION 3.2.   Transactions To Be Effected at the
     Closing.  At the Closing:

               (a)  USTNY shall (x) deliver to New Trustco
     (i) such appropriately executed bills of sale, assignments and other instruments of transfer and conveyance as may be reasonably required effectively to convey the Acquired Assets to New Trustco in accordance with the provisions of
     Article II and (ii) such other documents as may be necessary or appropriate (A) to

                                                               24
     demonstrate satisfaction of the conditions and compliance with the agreements set forth in this Agreement and (B) for the purposes of more effectively consummating the transac-tions contemplated by this Agreement, (y) transfer to New Trustco (by wire transfer of immediately available funds or in such manner as is customary in the case of securities and investments) the funds, securities and investments of USTNY other than the funds and Eligible Investments specified in the schedule prepared by USTNY pursuant to Section 2.7(b) plus, in the event any Eligible Investments are so specified, immediately available funds in an amount equal to one day's interest, calculated at the Federal Funds Rate in effect on the day prior to the Closing Date, on the Liquidation Value of such Eligible Investments reflected in the Final Processing Balance Sheet, and (z) deliver to New Trustco (A) an appropriately executed Post-Closing Covenants Agreement, (B) an appropriately executed Broadway Sublease,
     (C) an appropriately executed Services Agreement, (D) an appropriately executed License Agreement.

               (b) New Trustco shall deliver to USTNY (i) an appropriately executed Assumption Agreement, together with one or more other instruments of assumption as may be reasonably required to effect the assumption of the Assumed Liabilities in accordance with Article II, (ii) such other documents as may be necessary or appropriate (A) to demon-strate satisfaction of the conditions and compliance with the agreements set forth in this Agreement and (B) for the purpose of more effectively consummating the transactions contemplated by this Agreement, (iii) an appropriately executed Post-Closing Covenants Agreement, (iv) an appropri-ately executed Broadway Sublease, (v) an appropriately executed Services Agreement, (vi) an appropriately executed License Agreement.


                              ARTICLE IV
                    Representations and Warranties

               SECTION 4.1.   Representations and Warranties of
     USTNY. USTNY hereby represents and warrants to New Trustco as follows:

               (a) Organization, Standing and Power. USTNY is a trust company with banking powers duly organized, validly existing and in good standing under the banking laws of the State of New York and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

               (b) Authority. USTNY has all requisite power and authority to execute this Agreement and the other Documents to which it is or will be party (collectively, the "USTNY Documents") and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other USTNY Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of USTNY and, to the extent required, by the stockholders of USTNY. This Agreement has been duly executed and delivered by USTNY and constitutes, and each other USTNY Document will be duly executed and delivered by USTNY on or prior

                                                               25
     to the Closing Date, and when so executed and delivered will constitute, a legal, valid and binding obligation of USTNY enforceable against it in accordance with its terms.

               (c) No Conflict. The execution, delivery and performance by USTNY of this Agreement and the other USTNY Documents (other than the Services Agreement) will not contravene, violate, result in a breach of or constitute a default under (i) any provision of applicable law or of the Certificate of Incorporation or By-laws of USTNY or its comparable charter or organizational documents or (ii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to USTNY or any of its properties or assets.

               (d) Approvals. No consent, approval, order, authorization of, or registration, declaration or filing with, any Governmental Entity is required other than Required Consents of such authority in its capacity as a customer or client in connection with Acquired Assets) in connection with the making or performance by USTNY of this Agreement or the other USTNY Documents, except the approval of the Board of Governors of the Federal Reserve System and the Banking Department of the State of New York. USTNY has received written advice from the Banking Department of the State of New York that the transfer of the fiduciary agency and similar relationships of USTNY which are included in the Acquired Assets may be transferred to and assumed by New Trustco as contemplated by this Agreement pursuant to and in accordance with the provisions of Section 604-a of the Banking Law of the State of New York.

               SECTION 4.2.   Representations and Warranties of
     New Trustco. New Trustco hereby represents and warrants to USTNY as follows:

               (a)  Organization, Standing and Power.  New
     Trustco is a trust company with banking powers duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to own, lease and operate its properties and to carry out its business as now being conducted.

               (b) Authority. New Trustco has all requisite power and authority to execute this Agreement the other Documents to which it is or will be party (collectively, the "New Trustco Documents") and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other New Trustco Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of New Trustco and, to the extent required, by the stockholders of New Trustco. This Agreement has been duly executed and delivered by New Trustco and constitutes, and each other New Trustco Document will be duly executed and delivered by New Trustco on or prior to the Closing Date, and when so executed and delivered will constitute, a legal, valid and binding obligation of New Trustco enforceable against it in accordance with its terms.

               (c) No Conflict. The execution, delivery and performance by New Trustco of this Agreement and the other New Trustco Documents will not contravene, violate, result in a breach of or constitute a default under (i) any provision of applicable law or of the Certificate of

                                                               26
     Incorporation or By-laws of New Trustco or its comparable charter or organizational documents and (ii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to New Trustco or any of its properties or assets.

               (d) Approvals. No consent, approval, order, authorization of, or registration, declaration or filing with, any Governmental Entity is required (other than in its capacity as a customer or a client in connection with Acquired Assets) in connection with the making or performance by New Trustco of this Agreement or the other New Trustco Documents, or the acquisition of the Acquired Assets and assumption of the Assumed Liabilities as contem-plated hereby, except the approval of the Board of Governors of the Federal Reserve System and the Banking Department of the State of New York.


                               ARTICLE V
                               Covenants

               SECTION 5.1. Items in Transit. USTNY shall retain the benefit of and shall bear the risk of all Uncollected Items and all other items which will result in Deposits of the Processing Business which are in transit as of the close of business on the day immediately preceding the Closing Date. Any payments, transfers of securities, deposits, checks or other items relating to or constituting part of the Acquired Assets (including the Transferred Processing Receivables) or Assumed Liabilities, or otherwise paid or delivered for the account or benefit of the Acquired Business or treasury operations of USTNY (including any such items in transit or in the process of collection at the time of the Closing) shall be for the account and benefit of New Trustco. In furtherance of the foregoing, if funds, securities or other items payable or deliverable to or for the account of one party in accordance with the foregoing are received by the other party at any time on or after the Closing Date, such receiving party shall forthwith remit such funds, securities or other items to the other party. New Trustco shall be responsible for the payment of any check, draft, payment order or similar item originating from businesses of USTNY other than the Processing Business and payable by or drawn upon USTNY which have not, as of the close of business on the day immediately preceding the Closing Date, been paid or charged against an account of USTNY. New Trustco shall forthwith reimburse USTNY for the amount of any item referred to in the immediately preceding sentence which is paid by or charged to an account of USTNY on or after the Closing Date. Funds owed to either party pursuant to this Section shall bear interest (calculated on the basis of a 360-day year) at the Federal Funds Rate from the Business Day of receipt in the case of same day funds, or the next Business Day in the case of next day funds, by a party of such funds (or payment by USTNY of funds for the account of New Trustco) until the date of payment of such funds to the party entitled thereto. All payments pursuant to this Section shall be made in immediately available funds in New York City or, in the case of payments made with respect to items received by mistake, of the same tenor as the receipt. Each party shall provide the other with such information and evidence of transactions as may be necessary to effectuate the foregoing provisions.

                                                               27
               SECTION 5.2. Further Assurances. (a) Subject to the provisions of Section 2.6, on and after the Closing Date, USTNY shall, with full reimbursement of its reasonable actual costs and expenses (including attorneys' fees and employee salaries and allocable benefits, but not overhead),
     (i) give such further assurances to New Trustco and shall execute, acknowledge and deliver all such acknowledgements and other instruments and take such further actions as may be reasonably necessary or appropriate effectively to vest in New Trustco the full legal and equitable title to the Acquired Assets and (ii) use its reasonable best efforts to assist New Trustco in the orderly transition of the operations acquired by New Trustco. Nothing in this Section shall be construed to require USTNY to incur, without reimbursement from New Trustco, any costs or expenses in connection with any such undertakings.

               (b) Subject to the provisions of Section 2.6, on and after the Closing Date, New Trustco shall, at its expense (except as otherwise specifically provided by the Documents), (i) give such further assurances to USTNY and shall execute, acknowledge and deliver all such acknowledgements and other instruments and take such further actions as may be necessary to relieve and discharge USTNY effectively from the Assumed Liabilities and (ii) use its reasonable best efforts to assist USTNY in the transfer to New Trustco of the Acquired Assets and Assumed Liabilities.

               SECTION 5.3.   Certain Understandings.  New
     Trustco acknowledges that neither USTNY nor any other person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Acquired Assets or Assumed Liabilities not included in this Agreement, the Documents or the schedules hereto and thereto. New Trustco acknowledges that it will acquire the Acquired Assets without any representation or warranty as to merchantability or fitness for any particular purpose, in an "as is" condition and on a "where is" basis.

               SECTION 5.4. Use of Name. From and after the Closing Date, USTNY (i) shall promptly change the name on all documents, stationery and facilities relating to the Processing Business and the Related Back Office to a name that is not in any way similar to USTNY's name (or any name or initial confusingly similar to that of any existing Affiliates of New Trustco). It is understood that USTNY is transferring to New Trustco all right, title and interest in and to, and all rights to use, USTNY's name (or any name or initial similar thereto or of any existing Affiliates of USTNY). Nothing in this Section shall require USTNY to undertake to reissue deposits or rewrite outstanding loans, or other agreements or other documents retained by USTNY on the Closing Date except in the ordinary course of business, it being understood, however, that reasonable efforts will be used to change names in accordance with the provisions of the first sentence of this Section.

               SECTION 5.5. Transferred Processing Receivables. From and after the Closing Date, USTNY will use its best efforts to assist New Trustco in the collection of the Transferred Processing Receivables; provided, however, that the foregoing shall not require USTNY to incur any actual cost or expense not reimbursed by New Trustco or to conduct litigation (but USTNY shall cooperate in such ways as may reasonably be requested by New Trustco, at New Trustco's

                                                               28
     expense, in connection with any litigation commenced by New
     Trustco to collect such Transferred Processing Receivables).


                              ARTICLE VI
                         Conditions Precedent

               SECTION 6.1.   Conditions to Each Party's
     Obligation. The obligation of New Trustco to accept the Acquired Assets and assume the Assumed Liabilities and the obligation of USTNY to assign, convey and deliver the Acquired Assets and Assumed Liabilities to New Trustco shall be subject to the satisfaction (or waiver by such party, in the case of USTNY only with the consent of CMC) prior to the Closing of the following conditions:

               (a) Regulatory Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any governmental authority necessary for the consummation of the transactions contemplated by this Agreement shall have been obtained or filed or shall have occurred.

               (b) No Litigation, Injunctions or Restraints. There shall be no suit, action, or other proceeding pending which has been initiated by any governmental authority seeking to restrain, prohibit, invalidate or set aside in whole or in part the consummation of the transactions contemplated by this Agreement. No temporary restraining order, preliminary or permanent injunction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect.

               (c)  Merger Agreement.  At the time of the
     Closing, all conditions to the consummation of the transactions contemplated by the Merger Agreement (other than the closings hereunder and under the Distribution
     Agreement) shall have been satisfied (or waived by the party for whose benefit such condition exists).

               SECTION 6.2.   Conditions to Obligations of New
     Trustco. The obligation of New Trustco to accept the Acquired Assets and assume the Assumed Liabilities is subject to the satisfaction on and as of the Closing of each of the following conditions, unless waived by New Trustco:

               (a)  Representations and Warranties.  The
     representations and warranties of USTNY set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing (or on or as of the date when made in the case of any representation or warranty which specifically relates to an earlier date), except as otherwise specifically contemplated by this Agreement, and New Trustco shall have received a certificate signed by an authorized officer of USTNY, dated the Closing Date, to such effect.

                                                               29
               (b) Performance of Obligations of USTNY. USTNY shall have performed or complied in all material respects with all obligations, conditions and covenants required to be performed or complied with by it under this Agreement at or prior to the Closing, and New Trustco shall have received a certificate signed by an authorized officer of USTNY, dated the Closing Date, to such effect.

               (c) Bill of Sale. USTNY shall have delivered to New Trustco an appropriate bill of sale conveying the personal property included in the Acquired Assets, and such other assignments, instruments or documents as may be necessary or appropriate to confirm the transfer and assignment of the Acquired Assets, in each case in form and substance reasonably satisfactory to New Trustco.

               (d) Other Agreements. Each of the Documents shall have been executed and delivered by the parties thereto (other than New Trustco), and shall, subject to consummation of the transactions contemplated by the Merger Agreement, the Distribution Agreement and this Agreement, be effective and in force.

               (e) Name Change. USTNY shall have amended its organization certificate to change its name.

               SECTION 6.3. Conditions to the Obligation of USTNY. The obligation of USTNY to assign, convey, and deliver the Acquired Assets and transfer the Assumed Liabilities is subject to the satisfaction on and as of the Closing Date of each of the following conditions, unless waived by USTNY (with the consent of CMC):

               (a)  Representations and Warranties.  The
     representations and warranties of New Trustco set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (or on or as of the date when made in the case of any representation or warranty which specifically relates to an earlier date), except as otherwise specifically contemplated by this Agreement, and USTNY shall have received a certificate signed by an authorized officer of New Trustco, dated the Closing Date, to such effect.

               (b) Performance of Obligations of New Trustco. New Trustco shall have performed or complied in all material respects with all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing, and USTNY shall have received a certificate signed by an authorized officer of New Trustco, dated the Closing Date, to such effect.

               (c) Assumption Agreement. New Trustco shall have executed and delivered to USTNY the Assumption Agreement.

               (d) Other Agreements. Each of the Documents shall have been executed and delivered by the parties thereto (other than USTNY), and shall, subject to consummation of the

                                                               30
     transactions contemplated by the Merger Agreement, the Distribution Agreement and this Agreement, be effective and in force.


                              ARTICLE VII
                   Termination, Amendment and Waiver

               SECTION 7.1.   Termination.  Notwithstanding
     anything to the contrary in this Agreement, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing by mutual written consent of USTNY and New Trustco in the event the Merger Agreement is terminated by any party thereto in accordance with the terms thereof.

               SECTION 7.2.   Amendments and Waivers.  This
     Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto and consented to by CMC. By an instrument in writing, USTNY or New Trustco may waive compliance by the other party with any term or provision of this Agreement that such other party was or is obligated to comply with or perform; provided that no such waiver by USTNY shall be effective unless consented to by CMC.


                             ARTICLE VIII
                          General Provisions

               SECTION 8.1. Notices. Any notice, request, instruction or other document to be given hereunder by any party to any other party shall be in writing and shall be deemed to have been duly given (i) on the first business day occurring on or after the date of transmission if transmitted by facsimile (upon confirmation of receipt by journal or report generated by the facsimile machine of the party giving such notice), (ii) on the first business day occurring on or after the date of delivery if delivered personally or (iii) on the first business day following the date of dispatch if dispatched by Federal Express or other next-day courier service. All notices hereunder shall be given as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

                    (a)  if to USTNY, to

                         The Chase Manhattan Corporation
                         One Chase Manhattan Plaza
                         New York, New York 10081

                         Attention:  Robert M. MacAllister
                         with a copy (which shall not constitute
                         notice) to:

                         O'Melveny & Myers
                         153 East 53rd Street
                         New York, New York 10022

                         Attention:  William H. Satchell


                    and


                    (b)  if to New Trustco, to

                         c/o U.S. Trust Corporation
                         114 West 47th Street
                         New York, New York 10036

                         Attention:  Maureen Scannell Bateman

                         with a copy (which shall not constitute
                         notice) to:

                         Cravath, Swaine & Moore
                         Worldwide Plaza
                         825 Eighth Avenue
                         New York, New York 10019

                         Attention:  B. Robbins Kiessling


               SECTION 8.2. Interpretation. When a reference is made in this Agreement to a Section, Schedule or Exhibit, such reference shall be to a Section, Schedule or Exhibit of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "included", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". All accounting terms not defined in this Agreement shall have the meanings determined by generally accepted accounting principles.

               SECTION 8.3. Survival of Representations. The representations and warranties of New Trustco contained in
     Article IV of this Agreement shall survive the closing and shall terminate at the close of business two years following the Closing Date. The representations and warranties of USTNY contained in Article IV of this Agreement shall terminate on the Closing Date.

                                                               32
               SECTION 8.4. Severability. If any provision of this Agreement, or the application thereof to any person, place or circumstances, shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such provisions as applied to other persons, places, and circumstances shall remain in full force and effect; provided, however, that in the event that the terms and conditions of this Agreement are materially altered as a result of this paragraph, the parties will renegotiate the terms and conditions of this Agreement to resolve any inequities.

               SECTION 8.5. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

               SECTION 8.6.   Entire Agreement; Third Party
     Beneficiaries. This Agreement, the Documents and the documents and instruments referred to herein and therein, or otherwise required pursuant to any Document to be delivered in connection with the consummation of the transactions contemplated by the Documents, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof (except the Confidentiality Agreement dated August 17, 1994 between CMC and the Company and certain letter agreements executed simultaneously with the Merger Agreement) and (b) except as expressly set forth herein, this Agreement is not intended to confer upon any person other than the parties hereto and CMC any rights or remedies hereunder.

               SECTION 8.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflict of laws.

               SECTION 8.8. Consent to Jurisdiction; Waiver of Jury Trial. (a) Each of USTNY and New Trustco irrevocably submits to the non-exclusive jurisdiction of (i) the Supreme Court of the State of New York, New York County, and
     (ii) the United States District Court for the Southern District of New York located in the borough of Manhattan in the City of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of USTNY and New Trustco further agrees that service of process, summons, notice or document in accordance with Section 8.1 shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of USTNY and New Trustco irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                                                               33
               (b) Each of New Trustco and USTNY hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement or any of the other Documents. Each of New Trustco and USTNY (a) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other party hereto has been induced to enter into this Agreement and the other Documents, as applicable, by, among other things, the mutual waivers and certifications in this
     Section 8.8(b).

               SECTION 8.9. Certain Disputes. (a) Following the delivery of the Final Balance Sheets and Related Schedules to USTNY, USTNY shall review such balance sheets and schedules and New Trustco and its accountants shall permit USTNY and its accountants full access at all reasonable times to all of the working papers, analyses and schedules utilized or prepared in connection with the preparation of such balance sheets and schedules. On or before the 50th day after the Closing Date, USTNY shall, in a written notice to New Trustco, either accept the Final Balance Sheets and Related Schedules or describe in reasonable detail any proposed adjustments to such Final Balance Sheets and Related Schedules and the reasons therefor, and shall include pertinent calculations. Thereafter, USTNY and its accountants shall permit New Trustco full access at all reasonable times to all of the working papers, analyses and schedules of USTNY and its accountants (and relevant personnel) utilized or prepared in connection with the preparation of such notices of proposed adjustments. If USTNY shall not give such notice of proposed adjustments within such 50-day period, USTNY will be deemed irrevocably to have accepted the Final Balance Sheets and Related Schedules. In the event that USTNY and New Trustco disagree as to any item or amount (or the computation or determination in accordance with the terms of this Agreement of any item or amount) reflected, set forth in or relating to the Final Balance Sheets or Related Schedules, or to the calculation of the Adjustment Amount as contemplated hereby, then any payments at the time required to be made under this Agreement shall be made on the basis of such items or amounts as to which the parties do not disagree. Either party hereto shall thereupon be entitled to request Ernst & Young (or, if said firm shall have a conflict due to a relationship with CMC or New Holdings or any of their subsidiaries or shall be unwilling to act thereunder, such other firm of nationally recognized independent accountants as USTNY and New Trustco may jointly designate which does not at the time have a material relationship with, USTNY, New Trustco or their Affiliates) to determine, in accordance with the provisions of this Agreement, such disputed item or amount (or the computations or determination thereof). Any such request shall be in writing and shall specify with particularity the disputed items, amounts or computations being submitted for determination, and the requesting party shall furnish the other party hereto with a copy of such request at the same time it is submitted to the independent accountants. The firm of independent accountants to which any dispute is referred hereunder shall within 30 days determine, in accordance with the provisions of this Agreement, the proper amount of any disputed item or other amount, or the computa-tion thereof, and such determination shall be final, conclusive and binding on all parties hereto. In acting pursuant to this Agreement, such firm of independent accountants shall be entitled to the privileges and immunities of arbitrators. USTNY and New

                                                               34
     Trustco shall cooperate fully in assisting such firm in making any determination requested hereunder, including giving such firm access to all files, books and records relevant thereto and providing such other information as such firm may reasonably request in connection with the determination to be made by it hereunder. The fees and disbursements in connection with such firm's determination shall be borne equally by USTNY and New Trustco unless the determination requires a party to make an additional payment in excess of $50,000, in which case the party required to make such payment shall bear and be responsible for the full amount of fees and disbursements of such firm. In the event that a determination by independent accountants pursuant to this Section requires any previously suspended payment to be made by any party, such payment shall be made promptly (and in any event within ten Business Days) after receipt by such party from such independent accountants of written notice of such determination. Such firm of independent accountants shall promptly and substantially simultaneously notify USTNY and New Trustco in writing of any determination by it hereunder. New Trustco and USTNY agree that the settlement of amounts payable pursuant to this Section will not be considered to be a claim for indemnification pursuant to the Post-Closing Covenants Agreement.

               (b) Any amount payable by any party to another party pursuant to Section 8.9(a) shall be paid in immediately available funds in New York City and shall bear interest (calculated on the basis of a 360-day year) on each day from the date such amount would originally have been required to be paid hereunder had no dispute over such amount existed to the date of payment at the Federal Funds Rate in effect for each such day during the period involved.

               (c) The party having control of the relevant records and financial information used in connection with any adjustment provided for in this Section shall certify the accuracy of such records and financial information if so requested by the other party.

               SECTION 8.10. Assignment. Neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned by either party hereto without the prior written consent of the other party, except that USTNY may assign its rights, interest and obligations under this Agreement to any successor by merger or any entity that acquires substantially all of its assets. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors (including any bank or trust company which is a successor by merger to USTNY) and assigns.



             [Remainder of page intentionally left blank]

               IN WITNESS WHEREOF, USTNY and New Trustco have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first above written.



                                   UNITED STATES TRUST COMPANY
                                   OF NEW YORK



                                   By:
                                      --------------------------
                                      Name:
                                      Title:



                                   [NEW TRUSTCO]



                                   By:
                                     ---------------------------
                                     Name:
                                     Title:

                               EXHIBIT A

                         ASSUMPTION AGREEMENT


                 To be prepared prior to the Closing.

                               EXHIBIT B

                         FINAL BALANCE SHEETS

                                                    Schedule 1.1A


                   SIGNIFICANT ACCOUNTING PRINCIPLES

                                                    Schedule 1.1B


                            COMPUTER LEASES

                                                    Schedule 1.1C


                     CUSTOMERS WHO ARE AFFILIATES;
                   CUSTOMERS THROUGH SUB-AGREEMENTS

                                                    Schedule 1.1D


                        IAS BUSINESS EXCLUSIONS

                                                    Schedule 1.1E


                       SEPTEMBER BALANCE SHEETS

                                               Schedule 2.2(a)(v)


                          UST BRANCH OFFICES

                                              Schedule 2.2(a)(vi)


                       ACQUIRED BUSINESS LEASES

                                              Schedule 2.2(a)(xv)


                          OWNERSHIP INTERESTS

                                            Schedule 2.2(a)(xxiv)


                        CERTAIN ACQUIRED ASSETS

                           TABLE OF CONTENTS


                                                             Page

          RECITALS . . . . . . . . . . . . . . . . . . . . .    1

                               ARTICLE I
                              Definitions

          SECTION 1.1.   Definitions . . . . . . . . . . . .    2

                              ARTICLE II
         Contribution of Assets and Assumption of Liabilities

          SECTION 2.1.   Contribution  . . . . . . . . . . .   12
          SECTION 2.2.   Acquired Assets and Retained
               Assets  . . . . . . . . . . . . . . . . . . .   12
          SECTION 2.3.   Assumption of Certain Liabilities .   17
          SECTION 2.4.   Benefit Plans; Employee Matters . .   18
          SECTION 2.5.   Capital Notes . . . . . . . . . . .   19
          SECTION 2.6.   Delayed Assets and Liabilities  . .   19
          SECTION 2.7.   Estimated and Final Balance Sheets;
               Eligible Investment Retention . . . . . . . .   19

                              ARTICLE III
                              The Closing

          SECTION 3.1.   Closing Date  . . . . . . . . . . .   21
          SECTION 3.2.   Transactions To Be Effected at the
               Closing . . . . . . . . . . . . . . . . . . .   21

                              ARTICLE IV
                    Representations and Warranties

          SECTION 4.1.   Representations and Warranties of
               USTNY . . . . . . . . . . . . . . . . . . . .   21
          SECTION 4.2.   Representations and Warranties of
               New Trustco . . . . . . . . . . . . . . . . .   22

                               ARTICLE V
                               Covenants

          SECTION 5.1.   Items in Transit  . . . . . . . . .   23
          SECTION 5.2.   Further Assurances  . . . . . . . .   24
          SECTION 5.3.   Certain Understandings  . . . . . .   24
          SECTION 5.4.   Use of Name . . . . . . . . . . . .   24
          SECTION 5.5.   Transferred Processing Receivables    24

                              ARTICLE VI
                         Conditions Precedent

          SECTION 6.1.   Conditions to Each Party's
               Obligation  . . . . . . . . . . . . . . . . .   25
          SECTION 6.2.   Conditions to Obligations of New
               Trustco . . . . . . . . . . . . . . . . . . .   25
          SECTION 6.3.   Conditions to the Obligation of
               USTNY . . . . . . . . . . . . . . . . . . . .   26

                              ARTICLE VII
                   Termination, Amendment and Waiver

          SECTION 7.1.   Termination . . . . . . . . . . . .   26
          SECTION 7.2.   Amendments and Waivers  . . . . . .   26

                             ARTICLE VIII
                          General Provisions

          SECTION 8.1.   Notices . . . . . . . . . . . . . .   27
          SECTION 8.2.   Interpretation  . . . . . . . . . .   28
          SECTION 8.3.   Survival of Representations . . . .   28
          SECTION 8.4.   Severability  . . . . . . . . . . .   28
          SECTION 8.5.   Counterparts  . . . . . . . . . . .   28
          SECTION 8.6.   Entire Agreement; Third Party
               Beneficiaries . . . . . . . . . . . . . . . .   28
          SECTION 8.7.   Governing Law . . . . . . . . . . .   29
          SECTION 8.8.   Consent to Jurisdiction; Waiver of
               Jury Trial  . . . . . . . . . . . . . . . . .   29
          SECTION 8.9.   Certain Disputes  . . . . . . . . .   29
          SECTION 8.10.  Assignment  . . . . . . . . . . . .   30

     EXHIBITS

          Exhibit A           Assumption Agreement
          Exhibit B           Final Balance Sheets
          Exhibit C           Broadway Sublease Term Sheet

     SCHEDULES

          Schedule 1.1A       Significant Accounting Principles
          Schedule 1.1B            Computer Leases
          Schedule 1.1C Customers who are Affiliates; Customers through Sub-Agreements
          Schedule 1.1D       IAS Business Exclusions
          Schedule 1.1E            September Balance Sheets
          Schedule 2.2(a)(v)       UST Branch Offices
          Schedule 2.2(a)(vi) Acquired Business Leases
          Schedule 2.2(a)(xv) Ownership Interests
          Schedule 2.2(a)(xxiv)    Certain Acquired Assets